As filed with the Securities and Exchange Commission on May 18, 2007
                                                  Registration No. 333-_________
================================================================================


                            SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C. 20549

                                         FORM S-8
                                  REGISTRATION STATEMENT
                                          UNDER
                                THE SECURITIES ACT OF 1933

                         INTERNATIONAL WIRE GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                                      43-1705942
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                                 12 MASONIC AVE.
                                CAMDEN, NY 13316

                    (Address of Principal Executive Offices)


        INTERNATIONAL WIRE GROUP, INC. 2006 MANAGEMENT STOCK OPTION PLAN
              INTERNATIONAL WIRE GROUP, INC. 2006 STOCK OPTION PLAN
                            FOR NONEMPLOYEE DIRECTORS
                       NONQUALIFIED STOCK OPTION AGREEMENT
                              (Full Title of Plan)

                                 GLENN J. HOLLER
          SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                         INTERNATIONAL WIRE GROUP, INC.
                                 12 MASONIC AVE.
                                CAMDEN, NY 13316
                                 (314) 416-8215

                      (Name, Address, and Telephone Number,
                   Including Area Code, of Agent For Service)



                         CALCULATION OF REGISTRATION FEE
================================================================================
    Title of                         Proposed        Proposed         Amount of
   Each Class                         Maximum        Maximum        Registration
 of Securities      Amount to be   Offering Price    Aggregate          Fee
to be Registered    Registered(1)   Per Share(2)  Offering Price(2)     (2)
--------------------------------------------------------------------------------
Common Stock, par    1,625,000         $21.00       $34,125,000      $1,047.64
value $0.01 per
share
================================================================================

(1) The securities to be registered are issuable under the International Wire Group, Inc. 2006 Management Stock Option Plan, the International Wire Group, Inc. 2006 Stock Option Plan for Nonemployee Directors and that certain Nonqualified Stock Option Agreement, dated August 1, 2005, by and between International Wire Group, Inc. and William Lane Pennington. Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee. This registration fee has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the bid and asked price of International Wire Group, Inc.'s Common Stock par value $0.01 per share on May 17, 2007 as reported by the Pink Sheet Electronic Quotation Service, which was $21.00.

================================================================================
================================================================================

                                     PART I

                            SECTION 10(A) PROSPECTUS

            The documents containing the information specified in Part I of this Registration Statement on Form S-8 (this "Registration Statement") will be sent or given to participants in the International Wire Group, Inc. 2006 Management Stock Option Plan, the International Wire Group, Inc. 2006 Stock Option Plan for Nonemployee Directors and that certain Nonqualified Stock Option Agreement, dated August 1, 2005, by and between International Wire Group, Inc. and William Lane Pennington as specified by Rule 428(b)(i) under the Securities Act of 1933 (the "Securities Act"). Such documents are not required to be, and are not being, filed by International Wire Group, Inc. with the Securities and Exchange Commission (the "SEC"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

            Throughout this Registration Statement, the words "International Wire," "we," "us," the "Company," "our," and "Registrant" refer to International Wire Group, Inc.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed by International Wire with the SEC pursuant to the Securities Act of 1933 and pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference, as of their respective dates, in this Registration Statement and shall be deemed to be part hereof:

      o International Wire's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on April 30, 2007;

      o International Wire's latest Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 filed with the SEC on May 15, 2007;

      o International Wire's Current Reports on Form 8-K filed with the SEC on February 28, 2007, March 16, 2007 and April 27, 2007; and

      o The description of International Wire's Common Stock, par value $0.01 per share (the "Common Stock"), in International Wire's registration statement on Amendment No. 4 to Form S-1 (Registration No. 333-120736), filed August 2, 2005, as amended, and including any amendment or report filed for the purpose of updating such description.

            In addition, all documents filed by International Wire pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"); provided, however,


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that the documents enumerated above or subsequently filed by International Wire pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of International Wire's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

            Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of such corporation. The DGCL provides that Section 145 does not exclude other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

            Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases, redemptions or other distributions or
(iv) for any transactions from which the director derived an improper personal benefit. Article Ten of our Restated Certificate of Incorporation contains such a provision.

            Pursuant to separate indemnification agreements with the Company, the directors are indemnified in the event that such director was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a proceeding by reason of an indemnifiable event (as defined in the Indemnification Agreement) to the fullest extent permitted under applicable law.




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



            We have obtained a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

Exhibit No.       Description
-----------       --------------------------------------------------------------

      4.1 International Wire Group, Inc. 2006 Management Stock Option Plan (incorporated by reference to the Company's Current Report on Form 8-K dated May 17, 2005).

      4.2 International Wire Group, Inc. 2006 Stock Option Plan for Nonemployee Directors (incorporated by reference to the Company's Current Report on Form 8-K dated May 17, 2005).

      4.3 Nonqualified Stock Option Agreement, dated as of August 1, 2005, by and between International Wire Group, Inc. and William Lane Pennington (incorporated by reference to the Company's Registration Statement on Amendment No. 4 to Form S-1 filed August 2, 2005).

      5.1         Legal Opinion of Weil, Gotshal & Manges LLP (filed herewith).

      23.1        Consent of Weil, Gotshal & Manges LLP (included in
                  Exhibit No. 5.1).

      23.2        Consent of PricewaterhouseCoopers LLP (filed herewith).

      23.3        Consent of Deloitte & Touche LLP (filed herewith).

      24.1 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

ITEM 9.     UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,


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                        any increase or decrease in volume of securities offered
                        (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is


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



            against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
















































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




                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camden, State of New York, on May 18, 2007.

                                       INTERNATIONAL WIRE GROUP, INC.

                                       By:/s/ RODNEY D. KENT
                                          ------------------
                                          Rodney D. Kent
                                          Chief Executive Officer and Director


                                POWER OF ATTORNEY

            The undersigned directors and officers hereby constitute and appoint Rodney D. Kent, Glenn J. Holler and Donald F. DeKay, individually, with full power to act and with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments to this Registration Statement on Form S-8 and, including post-effective amendments to this Registration Statement on Form S-8, and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement on Form S-8 that are filed pursuant to the requirements of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that such attorney-in fact or his substitute shall lawfully do or cause to be done by virtue thereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated as of May 18, 2007.


            SIGNATURE                         TITLE
            ---------                         -----

/s/ Rodney D. Kent                Chief Executive Officer and Director
---------------------------
Rodney D. Kent


/s/ Glenn J. Holler               Senior Vice President, ChiefFinancial Officer
---------------------------       (Principal Accounting Officer) and Secretary
Glenn J. Holler


/s/ Mark Holdsworth               Director - Chairman of the Board
---------------------------
Mark Holdsworth


/s/ William Lane Pennington       Director - Vice-Chairman of the Board
---------------------------
William Lane Pennington


/s/ Peter Blum                    Director
---------------------------
Peter Blum


/s/ David M. Gilchrist            Director
---------------------------
David M. Gilchrist


/s/ David H. Robbins              Director
---------------------------
David H. Robbins


/s/ Lowell W. Robinson            Director
---------------------------
Lowell W. Robinson


/s/ John T. Walsh                 Director
---------------------------
John T. Walsh



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